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                                                                  EXHIBIT 23.02

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
Specialty Catalog Corp.

  We consent to the use in this Registration Statement of Specialty Catalog Corp. on Form S-1 of our report dated April 19, 1996 (except for Note 13, for which the date is August 16, 1996), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

                                          /s/ Deloitte & Touche LLP
                                     __________________________________________
                                          Deloitte & Touche LLP

New York, New York

October 3, 1996